[EXHIBIT 3b TO COLONIAL GAS COMPANY
                 FORM 10-K FOR YEAR ENDING 12/31/93]

                               Amended and effective 11/9/93

                           BY-LAWS
                             of
                    COLONIAL GAS COMPANY

                          ARTICLE I

                    SEAL AND FISCAL YEAR

     The seal shall be circular in form with the name of the corporation around the periphery and words and figures
"Incorporated 1849" within. The fiscal year shall commence on January 1 of each year.

                         ARTICLE II

                  MEETINGS OF STOCKHOLDERS

      SECTION 1. Place. Meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or at such other place as may be named in the call.

       SECTION 2. Annual Meetings. The annual meeting of the stockholders shall be held after the close of each fiscal year on the third Wednesday of April if not a legal holiday and, if a legal holiday, then on the next preceding Wednesday not a legal holiday, or on such other date within six months after the close of the fiscal year as the Directors or an officer designated by the Directors shall determine, and at such hour as may be named in the call. In the event the annual meeting is not held on such date, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

      SECTION 3. Special Meetings. Special meetings of the stockholders may be called by the chairman of the board of directors, the president, a vice president or by the directors, and shall be called by the clerk, or by any other officer, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote thereat.

       SECTION 4. Notice. A written notice of the date, place and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the clerk or an assistant clerk (or by any other officer who is entitled to call such a meeting) at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notwithstanding the foregoing, in the case of any special meeting called upon the written application of stockholders, such meeting shall be called not less than sixty (60) days nor more than ninety (90) days after such application is received by the corporation and written notice thereof shall be given in accordance with the preceding sentence at least twenty (20) days before the meeting.

      SECTION 5. Quorum. A majority in interest of all the capital stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a smaller number may adjourn from time to time without further notice until a quorum is secured.

       SECTION 6. Voting. Stockholders entitled to vote shall have one vote for each share of stock owned by them, provided that the corporation shall not directly or indirectly vote any share of its own stock. Stockholders may vote in person or by proxy. Any elections of directors by stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon. When a quorum is present at any meeting, a majority in interest of the capital stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the charter or of these by-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

      SECTION 7. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

      SECTION 8. Notification of Proposed Business. At any meeting of the stockholders, only such business shall be conducted  as  shall have been properly brought  before  the
meeting.   To  be  brought  properly  before  a  meeting  of
stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of  the Board, or (c) otherwise properly brought before  the
meeting  by  a  stockholder.   In  addition  to  any   other
applicable requirements for business to be brought properly before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty
(60) days nor more than ninety (90) days prior to the meeting; provided, however, that (except as to an annual meeting held on the date specified in these by-laws, such date not having been changed since the last annual meeting), if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Nothwithstanding anything in the by-laws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this section. The chairman of the meeting may determine whether any business was properly brought before the meeting in accordance with the provisions of this section, and any such business not properly brought before the meeting shall not be transacted.

                         ARTICLE III

                   OFFICERS AND DIRECTORS

      SECTION 1. Enumeration. The corporation shall have a board of not less than three nor more than fifteen directors, except that whenever there shall be fewer than three stockholders, the number of directors may be less than three but in no event less than the number of stockholders. The number of directors shall be fixed from time to time by a majority of the members of the board of directors then in office, and may be enlarged at any time (within the limits above specified) by a majority of the members of the board of directors then in office. The officers of the corporation shall be a chairman of the board of directors, a president, one or more vice presidents, a treasurer, a clerk and such other officers as the directors may from time to time appoint.

       SECTION 2. Qualification. Directors and officers need not be stockholders. The chairman of the board of directors and the president shall be members of the board of directors. Two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless a resident agent shall have been appointed in the manner set forth in the Massachusetts Business Corporation Law.

       SECTION 3. Election. The directors shall be elected in the manner provided by the Restated Articles of Organization as in effect from time to time. The directors at their annual meeting in each year shall elect a chairman of the board of directors, a president, one or more vice presidents, a treasurer and a clerk, and may at any time elect such officers as they shall determine. Except as hereinafter provided, the president, the vice presidents, the treasurer and the clerk shall hold office until the date fixed in these by-laws for the next annual meeting of stockholders and until their respective successors are elected and qualified. Other officers shall serve at the pleasure of the directors.

       SECTION 4. Removal. Directors may be removed from office at any time for cause by vote of a majority of the directors then in office. No director of the corporation shall be removed from his office as a director without cause unless such removal is approved by the holders of at least eighty percent of the shares of all classes of stock of the corporation entitled to vote for the election of directors, considered for purposes of this provision as a single class. Officers elected or appointed by the directors may be removed from their respective offices without cause by vote of a majority of the directors then in office. A director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

       SECTION 5. Resignation. Resignations by officers or directors shall be given in writing to the chairman of the board of directors, the president, treasurer, clerk or directors. Any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or the chairman.

       SECTION 6. Vacancies. Continuing directors may act despite a vacancy in the board and shall for this purpose be deemed to constitute the full board. Vacancies in the board of directors shall be filled only in the manner provided by the Restated Articles of Organization as in effect from time to time. Vacancies in any other office may be filled by the directors.

       SECTION 7. Approval of Changes. No change in Sections 1, 3, 4 or 6 of this Article III may be made unless approved by the holders of at least eighty percent of the shares of stock of the corporation then entitled to vote for the election of directors.

       SECTION 8. Notification of Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect Directors under specified circumstances, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been timely given to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that (except as to an annual meeting held on the date specified in these by-laws, such date not having been changed since the last annual meeting), if less than seventy
(70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (e) the consent of each nominee to serve as a Director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                         ARTICLE IV

         POWERS AND DUTIES OF DIRECTORS AND OFFICERS

        SECTION   1.   Directors.   The  business   of   the
corporation shall be managed by the directors, who may exercise all such powers of the corporation as are not by law, by the articles of organization or by the by-laws required to be otherwise exercised. The directors may from time to time to the extent permitted by law delegate any of their powers to committees, officers, attorneys or agents of the corporation, subject to such limitations as the directors may impose. The directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the directors shall be final and conclusive.

       SECTION 2. Fees of Directors and Others. The board of directors shall have power to fix and determine the fee or fees to be paid members of the board of directors or of any committee appointed by the directors or stockholders for attendance at meetings of said directors or committees. Any fees so fixed and determined by the board of directors shall be subject to revision or amendment by the stockholders.

      SECTION 3. Executive and Other Committees. The board of directors may elect from their number an executive committee of not less than three nor more than seven members, which committee shall, when the board of directors is not in session, have and exercise any or all of the powers of the board of directors in the management of the business and affairs of the corporation except as prohibited by law and have power to authorize the seal of the corporation to be affixed to all papers which may require it. The executive committee shall report its action to the board of directors. The executive committee may make rules for notice, holding and conduct of the meetings and the keeping of the records thereof.

      The board of directors likewise may appoint from their number or from the stockholders other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the board of directors.

       SECTION 4. Chairman of the Board. The chairman of the board of directors shall be the senior officer of the corporation. He shall preside over all meetings of the stockholders and directors; he shall direct the policy of the corporation; he shall have primary control of methods and amounts of capital financing, and may define and prescribe the duties of each officer or employee of the corporation which are not fully prescribed by these by-laws or by the resolutions of the board of directors. The board of directors may permit a vacancy to exist in the office of chairman of the board, in which event the duties and rights herein prescribed for such chairman shall vest in the president.

       SECTION 5. President. The president shall be the chief executive officer of the corporation and as such shall have immediate supervision, direction and control of its business and affairs, subject to the chairman of the board of directors and, where specifically defined, to the board of directors. In the absence of the chairman of the board of directors, he shall preside at all meetings of the directors and of the stockholders at which he is present, and, in general, perform the functions of the chairman of the board of directors in the latter's absence.

       SECTION 6. Vice Presidents. Any vice president, except as especially limited by vote of the board of directors, shall perform the duties and have the powers of the president during the absence or disability of the president and shall have the power to sign all certificates of stock, bonds, deeds and contracts of the corporation. He shall perform such other duties and have such other powers as the board of directors shall designate from time to time.

       SECTION 7. Treasurer. The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers and documents, of the corporation (other than his own bond which shall be in the custody of the president) and shall have and exercise, under the supervision of the board of directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as shall be required by the board of directors. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business as the directors shall designate, and shall have power to borrow in accordance with authorizations of the board of directors given from time to time, monies for the corporate needs of the company and to cause to be issued as evidence thereof notes of the company. He may endorse for deposit or collection all checks, notes, etc., payble to the corporation or its order, may accept drafts on behalf of the corporation and, together with the president or a vice president, may sign certificates of stock. He shall keep accurate books of account and records of the corporation's transactions resulting from the performance of his duties except where such books and/or records are kept by some other person or persons pursuant to instructions of the board of directors, all of which books and records shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall hold his office during the pleasure of the board of directors, and shall be subject in every way to its orders.

       All checks, drafts, notes or other instruments or obligations for the payment of money shall be signed by the president or treasurer or such other person as the board of directors may from time to time designate. With the exception of certificates of stock, bonds, and other instruments that specifically require counter signature or registration as the condition to their validity, such checks, drafts, notes or other obligations need not be countersigned or registered as a condition to their validity by any other officer or person. Checks for the total amount of any payroll may be drawn, in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may be drawn by such person or persons as the treasurer shall designate and need not be countersigned.

       The directors may appoint one or more assistant treasurers with such powers and duties, including the powers and duties of the treasurer as herein stated, as the directors shall determine.

       SECTION 8. Clerk. The clerk shall record all proceedings of the stockholders, the directors and the executive committee in a book or books to be kept therefor and shall have custody of the seal of the corporation. In his absence, an assistant clerk or a clerk pro tempore shall perform his duties.

      SECTION 9. Other Officers. Other officers shall have such powers as may be designated from time to time by the directors.

                          ARTICLE V

                  MEETINGS OF THE DIRECTORS

      SECTION 1. Regular Meetings. Regular meetings may be held at such times and places within or without the Commonwealth of Massachusetts as the directors may fix. An annual meeting shall be held in each year immediately after and at the place of the meeting at which the board is elected.

      SECTION 2. Special Meetings. Special meetings may be held at such times and places within or without the Commonwealth of Massachusetts as may be determined by the president, a vice president, the clerk, an assistant clerk or three or more directors.

       SECTION 3. Notice. No notice need be given for a regular or annual meeting. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each director or by delivering the same to him personally or by telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting unless, in case of exigency, the chairman of the board of directors or the president shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each director at his residence or business address. A notice or waiver of notice need not specify the purpose of any special meeting. Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

       SECTION 4. Quorum. Three of the directors then in office shall constitute a quorum, but a smaller number may adjourn finally or from time to time without further notice until a quorum is secured. If a quorum is present, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law or the articles of organization or these by-laws.

      SECTION 5. Action by Consent. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

                         ARTICLE VI

                    CERTIFICATE OF STOCK

       Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation in such form as may be prescribed by the board of directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and the class and the designation of the series, if any, of shares to which such stockholder is entitled. Such certificates shall be signed by the president or a vice president and by the treasurer or an assistant treasurer; except as otherwise provided by law such signatures may be facsimile. The board of directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such transfer agents and/or registrars.

                         ARTICLE VII

                  STOCK AND TRANSFER BOOKS

       The corporation shall keep in the Commonwealth of Massachusetts at its principal office (or at an office of its transfer agent or of its clerk or of its resident agent) stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each. The corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares represented thereby and that his record address is his proper address. It shall be the duty of every stockholder to notify the corporation of a change in his post office address. The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

       If no record date is fixed and the transfer books are not closed:

       (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

       (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

                        ARTICLE VIII

                      TRANSFER OF STOCK

       Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed.

                         ARTICLE IX

                    LOSS OF CERTIFICATES

       In case of the loss, mutiliation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the directors shall prescribe.

                          ARTICLE X

                     SIGNATURE OF CHECKS

       All checks drawn on bank accounts of the corporation may be signed on its behalf provided in these by-laws or as otherwise authorized from time to time by the directors.

                         ARTICLE XI

                    AMENDMENT OF BY-LAWS

       The board of directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, the articles of organization or these by-laws requires action by the stockholders. These by-laws also may be amended by vote of the holders of a majority of the shares outstanding and entitled to vote.

                         ARTICLE XII

                    EMPLOYMENT CONTRACTS

       The corporation may enter into employment contracts authorized by the directors, and the provisions of such contracts shall be valid in accordance with their terms despite any inconsistent provision of these by-laws relating to terms of officers and removal of officers with or without cause.

                        ARTICLE XIII

          INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The corporation shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation  or of any of its subsidiaries, or  who  at  the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

       A person entitled to indemnification hereunder whose duties include service or responsibilities as a fiduciary with respect to a subsidiary or other organization shall be deemed to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith in the reasonable belief that his action was in the best interests of such subsidiary or organization or of the participants or beneficiaries of, or other persons with interests in, such subsidiary or organization to whom he had a fiduciary duty.

      Where indemnification hereunder requires authorization or approval by the corporation, such authorization or approval shall be conclusively deemed to have been obtained, and in any case where a director of the corporation approves the payment of indemnification, such director shall be wholly protected, if:

       (i) the payment has been approved or ratified (1) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding,
(2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceeding and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding; or

      (ii) the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (1), (2) or
(3) of subparagraph (i); or

      (iii) the payment is approved by a court of competent jurisdiction; or

       (iv) the directors have otherwise acted in accordance with the standard of conduct set forth in the Massachusetts
Business Corporation Law.

       Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the corporation of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the corporation shall have determined that the person is not entitled to indemnification. If the corporation denies the request or if payment is not made within such 30 day period, the person seeking to be indemnified may at any time thereafter seek to enforce his rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he shall be entitled also to indemnification for the expenses of prosecuting such action. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the corporation.

       The right of indemnification under this article shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

       The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder. The indemnification provided hereunder may, to the extent authorized by the corporation, apply to the directors, officers and other persons associated with constituent corporations that have been merged into or consolidated with the corporation who would have been entitled to indemnification hereunder had they served in such capacity with or at the request of the corporation.

       The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which such director or officer or other person may be entitled. Nothing contained in this article shall affect any rights to indemnification to which employees or agents of the corporation other than directors and officers and other persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

                         ARTICLE XIV

          SHAREHOLDING, OFFICE HOLDING AND DEALINGS
                  BY DIRECTORS AND OFFICERS

       No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder in such other corporation, association or partnership; or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director or partner of such other corporation, association or partnership.

                         ARTICLE XV

                 CONTROL SHARE ACQUISITIONS

      SECTION 1. Application of Statute. The provisions of chapter 110D of the Massachusetts General Laws, Regulation of Control Share Acquisitions, shall not apply to control share acquisitions of this corporation.

       SECTION 2. Right to Redeem Control Shares. If the provisions of chapter 110D of the Massachusetts General Laws, Regulation of Control Share Acquisitions, shall at any time apply to control share acquisitions of the corporation, the corporation shall be authorized to redeem, at its option but without requiring the agreement of the person who has made a control share acquisition, all but not less than all shares acquired in such control share acquisition under the circumstances and pursuant to the provisions set forth in section 6 of said chapter 110D, as amended from time to time.

                         Definitions

       The  term "articles of organization" as used in these
by-laws shall have the same meaning as the term "articles of
organization"   in  section  1  of  chapter   164   of   the
Massachusetts General Laws.


             [END OF EXHIBIT 10b TO COLONIAL GAS COMPANY
                  FORM 10-K FOR YEAR ENDING 12/31/93]